Exhibit 99.1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 21st day of December 2020, by and among Kinnevik AB (publ) and Invik S.A.

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Teladoc Health, Inc., a Delaware corporation, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Exchange Act. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each party to this Agreement acknowledges that it shall be responsible for the timely filing of such Filings, and for the completeness and accuracy of the information concerning itself or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other parties to this Agreement contained herein or therein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

KINNEVIK AB (PUBL)

By:	/s/ Erika Söderberg Johnson
Name:	Erika Söderberg Johnson
Title:	Chief Financial Officer

By:	/s/ Mattias Andersson
Name:	Mattias Andersson
Title:	General Counsel

INVIK S.A.

By:	/s/ Mikael Holmberg
Name:	Mikael Holmberg
Title:	Director

By:	/s/ Erika Söderberg Johnson
Name:	Erika Söderberg Johnson
Title:	Director

SCHEDULE I

INFORMATION RELATING TO THE DIRECTORS AND EXECUTIVE OFFICERS

OF THE REPORTING PERSONS

Name	Present Principal Occupation or Employment and Address
KINNEVIK AB (PUBL)

DIRECTORS

Dame Amelia Fawcett (U.S. and UK. Citizen)	Independent Lead Director of State Street Corporation c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

Wilhelm Klingspor (Swedish Citizen)	Chief Executive Officer of Hellekis Säteri c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

Susanna Campbell (Swedish Citizen)

Chairman of Röhnisch Sportswear, Ljung & Sjöberg, and Babyshop Group, Board member of Indutrade, Northvolt and Nalka Invest and Senior Advisor of Norrsken VC

c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

Henrik Poulsen (Danish Citizen)	Director of ISS A/S and the Chief Executive Officer of Ørsted c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

Brian McBride (U.K. Citizen)	Non-executive Chair of Trainline, Wiggle and Standard Life Aberdeen c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

Charlotte Strömberg (Swedish Citizen)	Chairman of Castellum, Vice Chairman of Sofina and Board member of Clas Ohlson and Lindéngruppen AB c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

Cecilia Qvist (Swedish Citizen)	Senior advisor to Spotify Techonology S.A. c/o Skeppsbron 18, SE-111 30 Stockholm Sweden

EXECUTIVE OFFICERS

Georgi Ganev (Swedish Citizen)	Chief Executive Officer of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

Erika Söderberg Johnson (Swedish Citizen)	Chief Financial Officer of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

Chris Bischoff (UK Citizen)	Senior Investment Director of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

Andreas Bernström (Swedish Citizen)	Investment Director of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

Name	Present Principal Occupation or Employment and Address
Mattias Andersson (Swedish Citizen)	General Counsel of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

Torun Litzén (Swedish Citizen)	Director Corporate Communications of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

Anna Stenberg (Swedish Citizen)	Chief People and Platform Officer of Kinnevik AB Skeppsbron 18, SE-111 30 Stockholm Sweden

INVIK S.A.

DIRECTORS

Mikael Holmberg (Swedish Citizen)	Director of Invik S.A. 7 Ave Jean-Pierre Pescatore Luxembourg L-2324 Luxembourg

Réjane Koczorowski (French Citizen)	Director of Invik S.A. 7 Ave Jean-Pierre Pescatore Luxembourg L-2324 Luxembourg

Erika Söderberg Johnson (Swedish Citizen)	Director of Invik S.A. 7 Ave Jean-Pierre Pescatore Luxembourg L-2324 Luxembourg